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                                                                    Exhibit 99.1


                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and Chief Financial Officer mdoyle@easylink.com
800-624-5266


              EASYLINK ANNOUNCES 1 FOR 5 REVERSE STOCK SPLIT TO GO
                          INTO EFFECT AUGUST 28, 2006

      Company Requests NASDAQ Hearing to Review Plan to Regain Full Listing
                                   Compliance

PISCATAWAY, N.J.--(BUSINESS WIRE)--August 25, 2006--EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, today announced that it has received shareholder approval for a 1 for 5 reverse stock split that will go into effect on Monday, August 28th. The Company further announced that it has received a notice of non-compliance with NASDAQ Capital Market continued listing requirements, and has requested a NASDAQ hearing to review its plan to regain compliance, the basis of which is the expected outcome of the reverse stock split.

On August 23, 2006, EasyLink received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company has failed to comply with the minimum bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(4) due to the Company's failure to maintain a minimum bid price of $1. The Company's formal hearing request automatically stays the delisting of the Company's common stock pending the Listing Qualifications Panel's review and determination.

On August 1, 2006 EasyLink announced that its plan to regain compliance with NASDAQ minimum bid price rules was to execute a reverse split of its common stock. The reverse stock split, which has received Board of Directors and shareholder approval will go into effect at the commencement of trading on Monday, August 28, 2006.

In September, the Company expects to review the outcome of the reverse stock split with NASDAQ. Should the Company's common stock close at or above $1 for 10 consecutive trading days following the reverse stock split, it would expect to receive notification from NASDAQ that it has regained compliance with the minimum bid price requirement. However, there can be no assurance that the reverse stock split will cause the Company to regain compliance with the minimum bid price requirement for the required period of time and that the Listing Qualifications Panel will approve the Company's request for continued listing.

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TEMPORARY SYMBOL CHANGE - NASDAQ: EASY TO NASDAQ: EASYD

As part of the reverse split process, EasyLink common stock will trade using the symbol EASYD for 20 consecutive trading days (August 28th through September 25, 2006). Starting Tuesday, September 26, EasyLink common stock will revert to trading using the symbol EASY.

About EasyLink Services Corporation:

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business ones. EasyLink is integral to the movement of information, money, materials, products and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable and flexible means of conducting business electronically. For more information, please visit www.easylink.com.



This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; significant competition; and the risk of being delisted from NASDAQ, including the risk that the Company may be unable to regain compliance with the $1 minimum bid price requirement on the NASDAQ Capital Market following the reverse stock split. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.